Exhibit 10.31
REPURCHASE AGREEMENT
     REPURCHASE AGREEMENT, dated as of May 27, 2010 (this “Agreement”), by and between Gary Robinette (the “Seller”) and Ply Gem Prime Holdings, Inc., a Delaware corporation (the “Company”).
     WHEREAS, the Seller wishes to sell to the Company, and the Company wishes to purchase from the Seller, 7,434 shares of Series Preferred Stock, $.01 par value per share, of the Seller (the “Senior Preferred Stock”) on the terms and subject to the conditions set forth herein (the “Repurchase”); and
     WHEREAS, the board of directors of the Company has determined it is in the best interests of the Company to consummate the Repurchase.
     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1.
PURCHASE AND SALE
     1.1 Purchase and Sale of Series Preferred Stock. Subject to the terms and conditions set forth herein, the Seller hereby agrees to sell, transfer and convey to the Company, and the Company hereby agrees to purchase and accept from the Seller, all of the Seller’s right, title and interest in and to 7,434 shares of Series Preferred Stock (the “Purchased Securities”) for a per share purchase price of $144.94424 and for the aggregate purchase price of $1,077,515 (the “Aggregate Purchase Price”).
     1.2 Closing; Payment of Purchase Price; Deliverables. Subject to the satisfaction or appropriate written waiver of the conditions set forth in Article 4, the closing of the transactions contemplated by Section 1.1 (the “Closing”) shall take place on June 1, 2010 (the “Closing Date”) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064 or at such other place as the parties may decide. At the Closing, the Seller shall deliver to the Company stock certificate(s) representing the Purchased Securities, in each case accompanied by stock powers duly executed in blank or other duly executed instruments of transfer in form and substance reasonably acceptable to the Company, against delivery to the Seller by the Company of immediately available funds in the amount of the Aggregate Purchase Price. Such payment shall be made by the Company to the Seller in accordance with the wire instructions provided to the Company.

ARTICLE 2.
REPRESENTATIONS AND WARRANTIES OF THE SELLER
     The Seller hereby represents and warrants to the Company as follows:
     2.1 Power and Authority. The Seller has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally from time to time in effect).
     2.2 No Defaults or Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Seller (a) do not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under any indenture, mortgage or loan or any other agreement or instrument to which the Seller is a party or by which he is bound; and (b) do not violate any existing applicable law, rule, regulation, judgment, order or decree or any governmental authority having jurisdiction over the Seller or any of his properties.
     2.3 Title to the Purchased Securities. The Seller owns beneficially and of record the Purchased Securities and has good and valid title to the Purchased Securities, free and clear of any liens or other encumbrances. The Seller has the power and authority to transfer the Purchased Securities to the Company. Upon consummation of the transactions contemplated hereby and payment for the Purchased Securities, the Company shall acquire good and valid title to the Purchased Securities, free and clear of any liens or other encumbrances.
     2.4 Exclusivity of Representations. The representations and warranties made by the Seller in this Agreement are the exclusive representations and warranties made by the Seller. The Seller hereby disclaims any other express or implied representations or warranties.
ARTICLE 3.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company hereby represents and warrants to the Seller as follows:
     3.1 Existence. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.
     3.2 Power and Authority. The Company has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Seller, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally from time to time in effect).
     3.3 No Defaults or Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company (a) do not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under the organizational documents of the Company, any indenture, mortgage or loan or any other agreement or instrument to which the Company is a party; and (b) do not violate any existing applicable law, rule, regulation, judgment, order or decree or any governmental authority having jurisdiction over the Company or any of its properties.
     3.4 Exclusivity of Representations. The representations and warranties made by the Company in this Agreement are the exclusive representations and warranties made by the Company. The Company hereby disclaims any other express or implied representations or warranties.
ARTICLE 4.
CLOSING CONDITIONS
     4.1 Company Closing Conditions. The Company’s obligation to purchase and pay for the Purchased Securities at the Closing shall be subject to satisfaction (or waiver in writing by the Company) of the following conditions on or before the Closing Date: (a) The representations and warranties of the Seller contained in Article 2 shall be true and correct in all respects on the Closing Date as though made as of such date; and (b) There shall not be in effect any applicable law or temporary or permanent restraining order by a governmental body of competent jurisdiction directing that the transactions contemplated herein not be consummated, or making such consummation unlawful.
     4.2 Seller Closing Conditions. The Seller’s obligation to sell the Purchased Securities at the Closing shall be subject to satisfaction (or waiver in writing by the Seller) of the following conditions on or before the Closing Date: (a) The representations and warranties of the Company contained in Article 3 shall be true and correct in all respects on the Closing Date as though made as of such date; and (b) There shall not be in effect any applicable law or temporary or permanent restraining order by a governmental body of competent jurisdiction directing that the transactions contemplated herein not be consummated, or making such consummation unlawful.

ARTICLE 5.
MISCELLANEOUS
     5.1 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, sent by facsimile or sent by certified, registered or express mail, as follows:

(a)	if to the Seller: Gary Robinette c/o Ply Gem Industries, Inc. 5020 Weston Parkway Suite 400 Cary, North Carolina 27513 Facsimile: (919) 677.3914
(b)	if to the Company:

Ply Gem Prime Holdings, Inc.
c/o CI Capital Partners LLC
500 Park Avenue, 8th Floor
New York, NY 10022
Attention: Jordan Bernstein, Esq.
Facsimile: (212) 832-9450

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison
1285 Avenue of the Americas
New York, New York 10019-6064
Attention: Carl L. Reisner, Esq.
Facsimile: (212) 492-0017

Any party may by notice given in accordance with this Section 4.1 designate another address or person for receipt of notices hereunder.
     5.2 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.
     5.3 Waiver. Waiver of any term or condition of this Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

     5.4 Amendment. Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Seller and the Company.
     5.5 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     5.6 Governing Law and Jurisdiction. This Agreement and any claim or controversy hereunder shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereof (except Section 5-1401 of the New York General Obligations Law).
     5.7 Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may only be instituted in any state or federal court in New York, New York, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding.
     5.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     5.9 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
     5.10 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.
[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

SELLER:
/s/ Gary Robinette
Gary Robinette

COMPANY: PLY GEM PRIME HOLDINGS, INC.
By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Chief Financial Officer

[Signature Page to Repurchase Agreement]